Exhibit 1.1
[_______________] Shares
QLIK TECHNOLOGIES INC.
COMMON STOCK, PAR VALUE $0.0001 PER SHARE
UNDERWRITING AGREEMENT

[__________], 2010

[_____________], 2010
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
     As representatives of the several Underwriters
     named in Schedule III hereto
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

     Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013

     J.P. Morgan Securities LLC
     383 Madison Avenue
     New York, New York 10179

Ladies and Gentlemen:
     Certain shareholders of Qlik Technologies Inc., a Delaware corporation (the “Company”) named in Schedule I hereto (the “Selling Shareholders”), severally and not jointly, propose to sell to the several Underwriters named in Schedule III hereto (the “Underwriters”), an aggregate of [_______________] shares of the common stock, par value $0.0001 per share, of the Company (the “Firm Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.
     The Selling Shareholders named in Schedule II hereto, severally and not jointly, also propose to sell to the several Underwriters not more than an aggregate of [___________] additional shares of the common stock, par value $0.0001 per share, of the Company (the “Additional Shares”), with each Selling Shareholder selling not more than the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto, if and to the extent that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as managers of the offering (collectively, the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-170618), including a prospectus, relating to the Shares. The registration statement as amended as of the date and time as of which such registration statement was declared effective by the Commission (the “Effective Time”), including the information (if any) deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the final prospectus as filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus dated [__________], 2010 together with the free writing prospectuses, if any, each identified in Schedule IV hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.
     (b) (i) The Registration Statement at the Effective Time did not contain and, as amended or supplemented, if applicable, will not as of the Closing Date and applicable Option Closing Date (as defined in Section 3), if any, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, (ii) the Registration Statement at the Effective Time did comply and, as amended or supplemented, if applicable, on the date the Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and as of the Closing Date and applicable Option Closing Date, if any, will comply and the Prospectus does comply as of its date and, as amended or supplemented, if applicable, will comply as of the Closing Date and applicable Option Closing Date, if any, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus did not as of [______] [a.]/[p.]m. New York City time on the date of this Agreement (the “Applicable Time”) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, did not as of the Applicable Time contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain as of its date and, as amended or supplemented, if applicable, will not contain as of the Closing Date and applicable Option Closing Date, if any, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or broadly available road show based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.
     (c) The Company is not as of the date of this Agreement an “ineligible issuer” in connection with the offering hereby contemplated pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or with the Company’s consent on behalf of or used or referred to by the Company complied as of the first date of use in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not prior to the completion of the distribution of the Shares, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) Each subsidiary of the Company has been duly formed, is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the section entitled “Description of Capital Stock” in the Time of Sale Prospectus and the Prospectus.
     (h) The Shares to be sold by the Selling Shareholders have been duly authorized. When (i) the [________] Shares to be issued pursuant to the exercise of options granted under the Company’s 2004 Omnibus Stock Option and Award Plan or 2007 Omnibus Stock Option and Award Plan, as applicable (collectively, the “Plans”) and (ii) the [________] Shares to be issued pursuant to the exercise of warrants, shall have been duly registered on the books of American Stock Transfer and Trust Company, LLC, as the transfer agent and registrar, in the name of or on behalf of the relevant Selling Shareholders, and have been issued by the Company against payment therefor in the circumstances contemplated herein and in the Custody Agreement (as defined below), such Shares will be validly issued, fully paid and non-assessable. The remaining Shares to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable.
     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to the Registration Statement or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) or (iv) above for any such contravention that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company or any of its subsidiaries for the performance by the Company of its obligations under this Agreement, except such as (x) has been obtained as of the date hereof or (y) may be required by applicable state or foreign securities or Blue Sky laws in connection with the offer and sale of the Shares.
     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) that if determined adversely to the Company or any of its subsidiaries would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (l) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be as of the Closing Date and applicable Option Closing Date, if any, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (m) The Company and its subsidiaries (i) are not aware of any issues regarding compliance with any applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (n) There are no costs or liabilities in regards to pending proceedings, or known to be contemplated against the Company or any of its subsidiaries, associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (o) Except as described in the Time of Sale Prospectus or as otherwise waived in connection with the issuance and sale of the Shares contemplated hereby, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (p) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee on behalf of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve, and which are reasonably expected to continue to promote and achieve, compliance with such laws and with the representation and warranty contained herein.

     (q) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (r) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Company represents and covenants that the Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) The Company represents and covenants that for the past 5 years, the Entity has not knowingly engaged in and, is not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (s) Subsequent to the respective dates as of which financial information is last dated in each of the Registration Statement at the Effective Time, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock other than from the Company’s or any of its subsidiaries’ employees, officers, directors, advisors or consultants in connection with the termination of their service to the Company or any of its subsidiaries, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement at the Effective Time, the Time of Sale Prospectus and the Prospectus.
     (t) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.
     (u) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, ownership of, rights to use or adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary or material to conduct their respective businesses in the manner as now conducted as described in the Time of Sale Prospectus and the Prospectus, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (v) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company has not received any notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (w) The Company and each of its subsidiaries are insured by insurers of appropriately rated claims paying abilities against such losses and risks and in such amounts as are in the reasonable opinion of management prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.
     (x) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner as now conducted as described in the Time of Sale Prospectus and the Prospectus, except where the failure to obtain such certificate, authorization or permit would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.
     (y) The Company and each of its subsidiaries maintain a system of internal accounting controls (the “Internal Controls”) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The

Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with the rules of the NASDAQ Global Market. The Company has not reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls, any violation of, or failure to comply with, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Commission under the Securities Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Global Market.
     (z) Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
     (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by or on behalf of such Selling Shareholder and American Stock Transfer and Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not result in a violation of any provision of applicable law, or the certificate of incorporation or by-laws (or similar organizational documents) of such Selling Shareholder (if such Selling Shareholder is an entity), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such

Selling Shareholder, except such as (x) has been obtained as of the date hereof or (y) may be required by applicable state or foreign securities or Blue Sky laws in connection with the offer and sale of the Shares by such Selling Shareholder.
     (c) Such Selling Shareholder has, and on the Closing Date and applicable Option Closing Date, if any, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to then be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (other than as arising under the Custody Agreement) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
     (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Sections 8-102 and 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law and DTC or such nominee maintains possession of certificates representing the Shares, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

     (f) (i) The Registration Statement at the Effective Time did not contain and, as amended or supplemented, if applicable, will not as of the Closing Date and applicable Option Closing Date, if any, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, (ii) the Time of Sale Prospectus did not as of the Applicable Time contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, did not as of the Applicable Time contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain as of its date and, as amended or supplemented, if applicable, will not contain as of the Closing Date and applicable Option Closing Date, if any, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) shall be limited to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, or the Prospectus or any amendments or supplements thereto.
     3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[______] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders named in Schedule II hereto, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [_______________] Additional Shares at the Purchase Price, with each Selling Shareholder selling not more than the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such

Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period beginning on the date of this Agreement and ending 70 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement (other than on Form S-8) with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (b) the grant of options or the issuance of shares of Common Stock by the Company to employees, officers, directors or consultants of the Company or its subsidiaries pursuant to equity incentive plans as described in the Time of Sale Prospectus, provided that, prior to the issuance of any such shares or the grant of any such options or convertible securities where the shares subject to such option or convertible security vest within the period ending 70 days after the date of the Prospectus, the Company shall cause each recipient of such grant or issuance to execute and deliver to the Representatives a “lock-up” agreement, substantially in the form of Exhibit A hereto, (c) the establishment of a trading plan pursuant to

Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 70-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company, (d) the issuance by the Company of shares of Common Stock in connection with any strategic transaction that includes a commercial relationship involving the Company or its subsidiaries and other entities (including but not limited to joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or (e) the issuance by the Company of shares of Common Stock in connection with any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution; provided, however, that, in the case of issuances pursuant to clauses (d) and (e), the total aggregate number of shares issued pursuant such clauses shall not exceed five percent (5%) of the total shares of Common Stock outstanding immediately following the Closing Date and any recipients of such shares shall execute a lock-up agreement in substantially the form set forth in Exhibit A hereto. Notwithstanding the foregoing and unless Morgan Stanley, on behalf of the Underwriters, waives such extension in writing, if (1) during the last 17 days of the 70-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 70-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 70-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 70-day restricted period.
     4. Terms of Public Offering. The Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Selling Shareholders are further advised by the Representatives that the Shares are to be offered to the public initially at $[_____________] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[______] a share under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other United States funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [____________], 2010, or at such other time on the same or such other date, not later than [_________], 2010, as shall be agreed in writing by the Representatives and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to each Selling Shareholder in Federal or other United States funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [_______], 2010, as shall be agreed in writing by the Representatives and the Company.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__________] [a.]/[p.][m.] New York City time on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives’

judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.
     (c) (i) The Underwriters shall have received on the Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, outside counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit B.
          (ii) The Underwriters shall have received on the Closing Date an opinion of Advokatfirman Vinge KB, outside counsel for QlikTech International AB, dated the Closing Date, in form attached hereto as Exhibit C.
     (d) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Selling Shareholders listed in Schedule V hereto and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Selling Shareholders listed in Schedule VI hereto, dated the Closing Date, in the forms attached hereto as Exhibits D-1 and D-2, respectively.
     (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.
     With respect to the negative assurance letters provided by each of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Davis Polk & Wardwell LLP, such counsel may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, Ropes & Gray LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each

Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is reasonably satisfactory to the Representatives’ counsel, (B) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance reasonably satisfactory to the Representatives’ counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance reasonably satisfactory to the Representatives’ counsel and (D) Ropes & Gray LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP shall state in their opinion that they are relying on each such other opinion.
     The opinions of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Ropes & Gray LLP described in Sections 6(c)(i) and 6(d) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.
     (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than one business day prior to the date hereof.
     (g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) To furnish to the Representatives, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or with the Company’s consent on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent or process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not subject.
     (h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (A) the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders listed in Schedule VI hereto in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the

Prospectus, any free writing prospectus prepared by or with the consent of the Company on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, which fees and expenses shall not exceed $5,000 in connection with the Blue Sky or Legal Investment Memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., which fees and disbursements of counsel to the Underwriters shall not exceed $40,000, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary and, if such Selling Shareholder is listed in Schedule VI hereto, such Selling Shareholder’s pro rata share of the fees, disbursements and expenses of the attorneys-in-fact and the Custodian, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, provided that the prior approval of the Company was obtained prior to the chartering of any such aircraft, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section and (B) each Selling Shareholder, severally and not jointly, agrees to pay or cause to be paid its pro rata share of all expenses incident to the performance of its obligations under this Agreement, including: (i) if such Selling Shareholder is listed in Schedule V hereto, such Selling Shareholder’s pro rata share of the fees, disbursements and expenses of counsel for the Selling Shareholders, or such Selling Shareholder’s own counsel, (ii) if such Selling Shareholder is listed in Schedule V hereto, such Selling Shareholder’s pro rata share of the fees, disbursements and expenses of the attorneys-in-fact and the Custodian, (iii) all costs and expenses related to the transfer and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters, including any transfer or other taxes payable thereon and (iv) all other costs and expenses incident to the performance of the obligations of such Selling Shareholder hereunder for which provision is not otherwise made in this Section; provided, however, that nothing contained in this Agreement shall limit in any way any fees or expenses the Company would otherwise be obligated to pay on behalf of any Selling Shareholder listed in Schedule V or VI pursuant to the Investors’ Rights Agreement dated as of November 17, 2004 and as amended on various dates, by and among the Company, certain stockholders of the Company and the investors listed on the signature pages thereto; provided, further, that the Underwriters agree to reimburse the Company, subject to the consummation of the transactions contemplated in this Agreement, for out-of-pocket expenses incurred by the Company in connection with the offering of the Shares up to an amount not to exceed $500,000. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.
     9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.
     (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use therein. The liability of each Selling Shareholder under the indemnity agreement contained in this subsection (b) shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement, net of underwriting discounts and commissions.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors, officers, employees and agents of the Company, including the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters, the directors, officers, employees and agents of any Underwriter, and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, officers, employees and agents, including its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, and such directors, officers, employees, agents, control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers, employees, agents and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) To the extent the indemnification provided for in Sections 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the

Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph when taken together with any amounts paid by such Selling Shareholder pursuant to the other terms and conditions of this Section 10 shall be limited to an amount equal to the aggregate Public Offering Price of the Shares, net of underwriting discounts and commissions, sold by such Selling Shareholder under this Agreement. The Selling Shareholders’ obligations to contribute pursuant to this Section 10 are several in proportion to the net proceeds received by them as calculated pursuant to the preceding sentence, and not joint.
     (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any directors, officers, employees or agents of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers, directors, employees or agents or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     11. Termination. The Representatives, on behalf of the Underwriters, may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, such defaulting Selling Shareholder(s) will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of,

and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912), with a confirmation to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (fax no.: (212) 622-8358) and with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr.; if to the Company shall be delivered, mailed or sent to Qlik Technologies Inc., 150 Radnor Chester Road, Suite E220, Radnor, Pennsylvania 19312, Attention: Chief Financial Officer with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 850 Winter Street, Waltham, Massachusetts 02451, Attention: Richard R. Hesp, if to the Selling Shareholders listed on Schedule V hereto shall be delivered, mailed or sent to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-3600, Attention: Jane D. Goldstein and if to the Selling Shareholders listed on Schedule VI hereto shall be delivered, mailed or sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 850 Winter Street, Waltham, Massachusetts 02451, Attention: Richard R. Hesp.

Very truly yours, QLIK TECHNOLOGIES INC.
By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The Selling Shareholders named in Schedule I hereto, acting severally
By:
Attorney-in Fact

By:
Attorney-in Fact

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC
Acting severally on behalf of themselves and
     the several Underwriters named in
     Schedule III hereto

By:	Morgan Stanley & Co. Incorporated

By:

Name: Title:

By:	Citigroup Global Markets Inc.

By:

Name: Title:

By:	J.P. Morgan Securities LLC

By:

Name: Title:
[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of Firm Shares
Selling Shareholder	To Be Sold
[NAMES OF SELLING SHAREHOLDERS]	[_____________]

Total:	[_____________]

I-1

SCHEDULE II

Number of Additional
Selling Shareholder	Shares To Be Sold
[NAMES OF SELLING SHAREHOLDERS]	[_____________]

Total:	[_____________]

II-1

SCHEDULE III

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated	[_____________]
Citigroup Global Markets Inc	[_____________]
J.P. Morgan Securities LLC	[_____________]
Jefferies & Company, Inc	[_____________]
Stifel, Nicolaus & Company, Incorporated	[_____________]

Total:	[_____________]

III-1

SCHEDULE IV
Time of Sale Prospectus
1.	Preliminary Prospectus issued [date]

2.	Free writing prospectuses: [list any free writing prospectuses]

3.	Firm Shares: [_____] shares

4.	Additional Shares: [_____] shares

5.	Public Offering Price: $[____]

IV-1

SCHEDULE V
Selling Shareholders represented by Ropes & Gray LLP

V-1

SCHEDULE VI
Selling Shareholders represented by
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

VI-1

EXHIBIT A
[FORM OF LOCK-UP LETTER]
_______________, 2010
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

     Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013

     J.P. Morgan Securities LLC
     383 Madison Avenue
     New York, New York 10179
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Qlik Technologies Inc., a Delaware corporation (the “Company”), and the selling stockholders to be named therein, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 70 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to sales of securities pursuant to the Underwriting Agreement or to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the restricted period referred to in the foregoing sentence), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) distributions of shares of Common Stock or any security convertible into Common Stock to partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the restricted period referred to in the foregoing sentence), (d) transfers of shares of Common Stock or any security convertible into Common Stock to (i) a spouse, parent, child or grandchild of the undersigned (a “Relation”), (ii) a trust, the only beneficiaries of which are the undersigned and/or one or more of its Relations, (iii) a corporation or other entity of which the undersigned and/or its Relations are at all times the direct or indirect legal and beneficial owners of all of the outstanding equity securities or similar interests of such corporation or other entity or (iv) a partnership, the partners of which are exclusively the undersigned and/or its Relations; provided that in the case of any transfer pursuant to this clause (d), (1) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the restricted period referred to in the foregoing sentence), (e) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of an option or warrant or in connection with the vesting of restricted stock or restricted stock units, or the disposition of shares of Common Stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the restricted period referred to in the foregoing sentence), (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company or (g) the exercise of options to acquire Common Stock or the conversion of any security convertible into Common Stock, provided that any shares of Common Stock received upon such exercise or conversion shall be subject to this agreement and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the restricted period referred to in the foregoing sentence). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 70 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
     The undersigned understands that if (i) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock proposed for sale thereunder, (ii) the Company notifies Morgan Stanley in writing that it does not intend to proceed with the Public Offering, or (iii) the initial closing of the Public Offering does not occur on or prior to December 31, 2010, the undersigned shall be released from all obligations under this agreement.
     This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Remainder of page intentionally left blank]

Very truly yours,

(Name of Stockholder — Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity—Please Print)

(Title of Signatory if Stockholder is an entity—Please Print)

Address:

[Signature Page to Qlik Technologies Inc. Lock-Up Agreement]

EXHIBIT B
[FORM OF OPINION OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP,
COUNSEL FOR THE COMPANY]

B-1

EXHIBIT C
[FORM OF OPINION OF ADVOKATFIRMAN VINGE KB,
OUTSIDE COUNSEL FOR QLIKTECH INTERNATIONAL AB]

C-1

EXHIBIT D-1
[FORM OF OPINION OF ROPES & GRAY LLP,
COUNSEL FOR THE SELLING SHAREHOLDERS LISTED ON SCHEDULE V HERETO]

D-1-1

EXHIBIT D-2
[FORM OF OPINION OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP,
COUNSEL FOR THE SELLING SHAREHOLDERS LISTED ON SCHEDULE VI HERETO]

D-2-1